AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

                          dated as of November 4, 1996

                                 by and between

                                 MICROAGE, INC.

                                       and

                               JEFFREY D. MCKEEVER

                                TABLE OF CONTENTS



ARTICLE I - DUTIES AND TERM..................................................  1
Section 1.1       Continued Employment.......................................  1
Section 1.2       Position and Responsibilities..............................  1
Section 1.3       Term.......................................................  2
Section 1.4       Location...................................................  2

ARTICLE II - COMPENSATION....................................................  3
Section 2.1       Base Salary................................................  3
Section 2.2       Bonus Payments.............................................  3
Section 2.3       Stock Options..............................................  3
Section 2.4       Additional Benefits........................................  4

ARTICLE III - TERMINATION OF EMPLOYMENT......................................  6
Section 3.1       Death or Retirement of Executive...........................  6
Section 3.2       By Executive...............................................  6
Section 3.3       By Company.................................................  6

ARTICLE IV - COMPENSATION UPON TERMINATION OF EMPLOYMENT.....................  6
Section 4.1       Upon Termination for Death or Disability...................  6
Section 4.2       Upon Termination by Company for Cause or by
                  Executive Without Good Reason..............................  7
Section 4.3       Upon Termination by the Company Without Cause
                  or by Executive for Good Reason Prior to a
                  Change of Control..........................................  8
Section 4.4       Upon Termination by the Company Without Cause
                  Following a Change of Control or by Executive
                  for Good Reason Following a Change of Control
                  or Pursuant to a Change of Control Resignation............. 12
Section 4.5       Certain Additional Payments by Company..................... 12

ARTICLE V - RESTRICTIVE COVENANTS............................................ 15
Section 5.1       Confidential Information and Materials..................... 15
Section 5.2       General Knowledge.......................................... 16
Section 5.3       Executive Obligations as to Confidential
                  Information and Materials.................................. 17
Section 5.4       Inform Subsequent Employers................................ 17
Section 5.5       Ideas and Inventions....................................... 17
Section 5.6       Inventions and Patents..................................... 18
Section 5.7       Copyrights................................................. 18
Section 5.8       Conflicting Obligations and Rights......................... 18

Section 5.9       Non-Competition............................................ 19
Section 5.10      Non-Disparagement.......................................... 20
Section 5.11      Remedies................................................... 20
Section 5.12      Consulting Agreement....................................... 21
Section 5.13      Scope of Article........................................... 21

ARTICLE VI - COMPANY'S RIGHT OF FIRST REFUSAL................................ 21
Section 6.1       The Company's Right of First Refusal....................... 21
Section 6.2       Exceptions................................................. 22

ARTICLE VII - MISCELLANEOUS.................................................. 23
Section 7.1       Definitions................................................ 23
Section 7.2       Key Man Insurance.......................................... 28
Section 7.3       Mitigation of Damages; No Set-Off; Dispute Resolution...... 28
Section 7.4       Successors; Binding Agreement.............................. 29
Section 7.5       Modification; No Waiver.................................... 29
Section 7.6       Severability............................................... 30
Section 7.7       Notices.................................................... 30
Section 7.8       Assignment................................................. 30
Section 7.9       Entire Understanding....................................... 30
Section 7.10      Executive's Representations...............................  31
Section 7.11      Liability of Company with Respect to Insurance Policies.... 31
Section 7.12      Governing Law.............................................. 31

EXHIBIT A - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

EXHIBIT B - SPLIT DOLLAR INSURANCE AGREEMENT

EXHIBIT C - REGISTRATION RIGHTS

EXHIBIT D - LIST OF DESIGNATED BENEFICIARIES

EXHIBIT E - EXECUTIVE'S RIGHTS

EXHIBIT F - EXECUTIVE'S EXISTING OBLIGATIONS AND CLAIMS

EXHIBIT G - CONSULTING AGREEMENT

EXHIBIT H - DISPUTE RESOLUTION PROCEDURES

                              AMENDED AND RESTATED
                              --------------------
                              EMPLOYMENT AGREEMENT
                              --------------------


         Amended and Restated EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of November 4, 1996 by and between MICROAGE, INC., a Delaware corporation (the "Company"), and JEFFREY D. MCKEEVER ("Executive").


                                R E C I T A L S :
                                - - - - - - - - -

         WHEREAS, the Company and Executive entered into an Employment Agreement on October 1, 1992 (the "Employment Agreement"); and

         WHEREAS, pursuant to Section 7.5 of the Employment Agreement, the Employment Agreement may be amended only by a written document signed by each of the parties thereto; and

         WHEREAS, the Company and Executive desire to amend and restate the Employment Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other valuable consideration, the sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:


                               A G R E E M E N T :
                               - - - - - - - - - -

                                    ARTICLE I

                                 DUTIES AND TERM

         1.1. Continued Employment. In consideration of their mutual covenants and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Company agrees to continue Executive in its employ, and Executive agrees to remain in the employ of the Company, upon the terms and conditions herein provided.

         1.2. Position and Responsibilities.

                      (a) Executive shall serve as Chairman and Chief Executive Officer of the Company (or in a capacity and with a title of at least substantially equivalent quality) reporting directly to the Board of Directors of the Company (the "Board"). Executive agrees to perform services not inconsistent with his position and involving duties of comparable scope, dignity and importance to those of the Chairman of the Board and Chief Executive Officer on November 4, 1996 as shall from time to time be assigned to him by the Board.

                      (b) Executive further agrees to serve, if elected, as a director of the Company and as an officer or director of any subsidiary or affiliate of the Company. During the period of his employment hereunder, so long as Executive owns at least 80,000 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), the Company agrees to use its best efforts to cause Executive to be nominated for election and all reasonable efforts to cause Executive to be elected as a director of the Company.

                      (c) During the period of his employment hereunder, Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided, however, that Executive may serve or continue to serve on the board of directors (or equivalent governing body) of, or hold other offices or positions with, companies or organizations if they involve no conflict of interest with the interests of the Company and may engage in customary professional activities which in the judgment of the Board will not adversely affect the performance by Executive of his duties hereunder. Executive has disclosed to the Board all material business ventures in which he is currently involved, and, subject to approval by the Board (after written notice to it), may in the future have other business investments and participate in other business ventures which may, from time to time, require portions of his time, but shall not interfere with his duties hereunder. Executive shall be deemed to be in compliance with the provisions of this Section 1.2(c) if the professional activities and business investments and ventures in which he engages are similar in nature and time commitment to those in which he was engaged during the twelve-month period ended November 3, 1996.

         1.3. Term. The term of Executive's employment under this Agreement shall commence on the date first above written and shall continue, unless sooner terminated, until October 31, 1999; provided, however, that commencing on November 4, 1996 and on each subsequent day thereafter, the Executive's term of employment shall automatically be extended without further action by the Company or Executive for the 36 month period commencing on each such day.

         1.4. Location. During the period of his employment under this Agreement, Executive shall not be required, except with his prior written consent, to relocate his principal place of employment outside Maricopa County, Arizona. Required travel on the Company's business shall not be deemed a relocation so long as Executive is not required to provide his services hereunder outside of Maricopa County, Arizona, for more than fifty (50%) percent of his working days during any consecutive six (6) month period.

                                   ARTICLE II

                                  COMPENSATION

         For all services rendered by Executive in any capacity during his employment under this Agreement, including, without limitation, services as a director, officer or member of any committee of the Board of the Company or of the board of directors of any subsidiary or affiliate of the Company, the Company shall compensate Executive as follows:

         2.1. Base Salary. The Company shall pay to Executive an annual base salary of not less than $600,000 (such amount, less any salary waivers under the 1994 Management Equity Program or any subsequent management equity or other waiver program adopted by the Company is hereinafter referred to as the "Base Salary") during the term hereof; provided, however, that in the event the Company institutes a salary reduction program which affects all exempt employees (as defined by standard Company policies in compliance with the Fair Labor Standards Act) by the same percentage, then Executive's Base Salary may be reduced by such percentage (and the term "Base Salary" as used in this Agreement shall refer to Base Salary as so adjusted). Executive's Base Salary shall be paid in equal semi-monthly installments. The Base Salary shall be reviewed annually by the Board or a committee designated by the Board and the Board or such committee may, in its discretion, increase the Base Salary.

         2.2. Bonus Payments.

                      (a) During the period of Executive's employment under this Agreement, the Company shall pay to Executive annually a fixed cash bonus equal to $18,985 and, in addition, such amount as may be necessary, after payment by the Executive of all taxes, including, without limitation, any federal or state income taxes, on such fixed cash bonus payment, so that Executive shall have remaining, on a grossed-up basis, the amount of $18,985 (the "Annual Fixed Cash Bonus").

                      (b) Executive shall, in addition, be entitled to bonus payments, if any shall be due, pursuant to the Executive Bonus Plan which has been established by resolution of the Board for fiscal year 1996 (the "1996 Executive Bonus Plan"). The Company shall use all reasonable efforts to cause the Board or a committee thereof to establish in each fiscal year during the term hereof an executive bonus plan that is similar to the 1996 Executive Bonus Plan in providing for incentive compensation to Executive based on a formula related to the Company's profits during such fiscal year. Any bonus under the 1996 Executive Bonus Plan or any such subsequent plan less any bonus waivers under the 1994 Management Equity Program or any subsequent management equity or other waiver program adopted by the Company, is referred to herein as the "Annual Incentive Bonus."

         2.3. Stock Options. The Company shall use all reasonable efforts to establish and maintain one or more stock option plans in which Executive shall be entitled to participate to the same extent as other Senior Executives (as such term is defined in Section 7.1 hereof). The terms and conditions of such plan(s) shall be determined and administered by the Board or a committee thereof.

         2.4. Additional Benefits. Executive shall be entitled to participate in all employee benefit and welfare programs, plans and arrangements (including, without limitation, pension, profit-sharing, supplemental pension and other retirement plans, insurance, hospitalization, medical and disability benefits, travel or accident insurance plans) and to receive fringe benefits, such as club dues and fees of professional organizations and associations, which are from time to time available to the Company's executive personnel; provided, however, that there shall be no duplication of termination or severance or disability benefits, and to the extent that such benefits are specifically provided by the Company to Executive under other provisions of this Agreement, the benefits available under the foregoing plans and programs shall be reduced by any benefit amounts paid under such other provisions. Executive shall during the period of his employment hereunder continue to be provided with benefits at a level which shall in no event be less in any material respect than the benefits made available to Executive by the Company as of the date of this Agreement, provided that in no event shall the Company have any obligation to acquire and maintain in effect during the term of Executive's employment hereunder a long-term disability insurance policy on Executive (except that Executive may participate in any group disability plan in which other executive officers of the Company may participate). Notwithstanding the foregoing, the Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniformly to all Senior Executives entitled to participate therein, and Executive's benefits shall be reduced or terminated accordingly. Specifically, without limitation, Executive shall receive the following benefits:

                      (a) Retirement and Death Benefits.

                      Not later than the date of  execution  of this  Agreement,
         (i) Executive shall be designated as a participant in, and entitled to receive retirement benefits in accordance with, the Company's
         Supplemental Executive Retirement Plan dated October 1, 1992, as amended (the "SERP"), a copy of which is annexed as Exhibit A hereto and which is incorporated as a part hereof; and

                      (ii) the Company and Executive shall execute and deliver the agreement annexed as Exhibit B hereto, and in accordance therewith, the Company shall implement and maintain in effect during the period of Executive's employment hereunder a "split dollar" life insurance policy on Executive's life issued by Northwestern Mutual Life Insurance Company in such amount and in accordance with such terms and conditions as are set forth in Exhibit B which is incorporated as a part hereof.

                      (b) Medical Expenses. Executive shall during the term of his employment hereunder continue to be provided with medical, dental, hospitalization and other health benefits at a level and of a kind substantially equivalent to the benefits provided to Executive by the Company immediately prior to the effective date of this Agreement; provided, however, that if the Company terminates or reduces any such benefits with respect to all Senior Executives entitled to participate therein, Executive's benefits shall be reduced or terminated accordingly, but not below the level of medical benefits then provided by the Company to full-time employees.

                      (c) Short-Term Disability Benefits. In the event of Executive's failure substantially to perform his duties hereunder on a full-time basis for a period not exceeding 180 consecutive days or for periods aggregating not more than 180 days during any twelve-month period as a result of incapacity due to physical or mental illness, the Company shall continue to pay the Base Salary to Executive during the period of such incapacity, but only in the amounts and to the extent that disability benefits payable to Executive under Company-sponsored insurance policies are less than Executive's Base Salary.



                      (d) Relocation Expenses. In the event Executive's principal place of employment is relocated by mutual consent of the parties outside Maricopa County, Arizona, the Company shall reimburse Executive for all usual relocation expenses incurred by Executive and his household in moving to the new location, including, without limitation, moving expenses and rental payments for temporary living quarters in the area of relocation for a period not to exceed six months.

                      (e) Reimbursement of Business Expenses. The Company shall, in accordance with standard Company policies, pay, or reimburse Executive for, all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement.

                      (f) Vacations. Executive shall be entitled to 22 business days, excluding Company holidays, of paid vacation during each year of employment hereunder. Executive may accrue and carry forward no more than five unused vacation days from any particular year of his employment under this Agreement to the next, not to exceed 25 days in the aggregate. Prior to the date hereof, Executive has accrued 98 days of unused vacation ("Previously Accrued Vacation"), which shall not be subject to such 25-day limit. Executive shall be entitled to ten (10) business days, excluding Company holidays, of Previously Accrued Vacation each year hereunder, which shall be applied against and reduce the aggregate Previously Accrued Vacation, provided that, even if Executive does not use such ten (10) additional vacation days in any year hereunder, the aggregate number of days of Previously Accrued Vacation shall be reduced by at least eight (8) days for each year of employment hereunder. Prior to or contemporaneously therewith, Executive shall in a written notice to the Company designate as such any vacation days to be taken as Previously Accrued Vacation.

                      (g) Registration Rights. Executive shall have the rights to registration under the Securities Act of 1933, as amended (the "Securities Act"), of his shares of Common Stock as set forth in Exhibit C hereto, the provisions of which are incorporated as a part hereof, subject to the terms and conditions of Section 4.3(j) and Article VI hereof.


                                   ARTICLE III

                            TERMINATION OF EMPLOYMENT

         3.1. Death or Retirement of Executive. Executive's employment under this Agreement shall automatically terminate upon the death or Retirement (as defined in Section 7.1) of Executive.

         3.2. By Executive. Executive shall be entitled to terminate his employment under this Agreement by giving Notice of Termination (as defined in Section 7.1) to the Company:

                      (a) for Good Reason (as defined in Section 7.1);

                      (b) at any time commencing with the date six (6) months following the date of a Change in Control (as defined in Section 7.1) and ending with the date twelve months after the date of such Change in Control (a "Change in Control Resignation"); and

                      (c) at any time without Good Reason.

         3.3. By Company. The Company shall be entitled to terminate Executive's employment under this Agreement by giving Notice of Termination to Executive:

                      (a) in the event of Executive's Total Disability (as defined in Section 7.1);

                      (b) for Cause (as defined in Section 7.1); and

                      (c) at any time without Cause.


                                   ARTICLE IV

                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

         If Executive's employment hereunder is terminated in accordance with the provisions of Article III hereof, except for any other rights or benefits specifically provided for herein following his period of employment, the Company shall be obligated to provide compensation and benefits to Executive only as follows, subject to the provisions of Section 5.11 hereof:

         4.1.  Upon   Termination  for  Death  or  Disability.   If  Executive's
employment is terminated hereunder by reason of his death or Total Disability, the Company shall:

                      (a) pay Executive (or his Estate (as defined in Section 4.3(k) hereof)) or beneficiaries any Base Salary which has accrued but not been paid as of the termination date (the "Accrued Base Salary");

                      (b) pay Executive (or his Estate) or beneficiaries for unused vacation days accrued as of the termination date in an amount equal to his Base Salary multiplied by a fraction the numerator of which is the number of accrued unused vacation days and the denominator of which is 260 (the "Accrued Vacation Payment") plus the Previously Accrued Vacation (less days deducted in accordance with the provisions of Section 2.4(f)) (together, the "Adjusted Previously Accrued Vacation)";

                      (c) reimburse Executive (or his Estate) or beneficiaries for expenses incurred by him prior to the date of termination which are subject to reimbursement pursuant to this Agreement (the "Accrued Reimbursable Expenses");

                      (d) provide to Executive (or his Estate) or beneficiaries any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of Executive's death or Total Disability under applicable law;

                      (e) pay Executive (or his Estate) or beneficiaries any Annual Incentive Bonus with respect to a prior fiscal year which has accrued but has not been paid; and in addition;

                      (f) Executive (or his Estate) or beneficiaries shall have the right to exercise all vested unexercised stock options and warrants outstanding at the termination date in accordance with terms of the plans and agreements pursuant to which such options or warrants were issued; and further

                      (g) in the event of Executive's death while he is employed by the Company under this Agreement, his Designated Beneficiaries shall have the Termination Put rights provided pursuant to and in accordance with the provisions of Section 4.3(k) which may be exercised within 180 days of the date of Executive's death.

         4.2. Upon Termination by Company for Cause or by Executive Without Good Reason. If Executive's employment is terminated by the Company for Cause, or if Executive terminates his employment with the Company other than (x) upon Executive's death or Total Disability, (y) for Good Reason, or (z) pursuant to a Change of Control Resignation (as defined in Section 3.2(b)), the Company shall:

                      (a) pay Executive the Accrued Base Salary;

                      (b) pay Executive the Accrued Vacation Payment;

                      (c) pay Executive the Accrued Reimbursable Expenses;

                      (d) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

                      (e) pay Executive any accrued Annual Fixed Cash Bonus and any Annual Incentive Bonus with respect to a prior fiscal year which has accrued but has not been paid (together, such bonus payments are referred to herein as the "Accrued Annual Bonus Payments"); and in addition

                      (f) Executive shall have the right to exercise vested options and warrants in accordance with Section 4.1(f).

         4.3. Upon Termination by the Company Without Cause or by Executive for Good Reason Prior to a Change of Control.

                      If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, the Company shall:

                      (a) pay Executive the Accrued Base Salary;

                      (b) pay Executive the Accrued Vacation Payment and the Adjusted Previously Accrued Vacation;

                      (c) pay Executive the Accrued Reimbursable Expenses;

                      (d) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

                      (e) pay Executive the Accrued Annual Bonus Payments;

                      (f) pay Executive on or prior to the thirtieth day following the termination date a lump sum payment equal to the product of three
(3) times the sum of (1) Executive's Base Salary in effect immediately prior to the time such termination occurs, plus (2) the average of the Annual Incentive Bonuses paid to Executive for the three (3) fiscal years immediately preceding the fiscal year in which the termination occurs (or if less than three, the average of the two and if less than two, the amount of his single Annual Bonus, if any);

                      (g) maintain in full force and effect, for Executive's and his eligible beneficiaries, continued benefit, until the first to occur of (x) his attainment of alternative employment or (y) 24 months following the termination date of his employment hereunder the employee benefits provided pursuant to Company-sponsored benefit plans, programs or other arrangements in which Executive was entitled to participate as a full-time employee immediately prior to such termination in accordance with Section 2.4 hereof, subject to the terms and conditions of such plans and programs (the "Continued Benefits"). If Executive's continued participation is not permitted under the general terms and provisions of such plans, programs and arrangements, the Company shall arrange to provide Executive with Continued Benefits substantially similar to those which Executive would have been entitled to receive under such plans, programs and arrangements; and in addition

                      (h) Executive shall have the right to exercise all vested unexercised stock options and warrants in accordance with Section 4.1(f);

                      (i) the Company shall, subject to applicable law, including, without limitation, federal or state laws proscribing impairment of the Company's capital, and any financing agreements with lenders to which the Company is bound, if at the termination date of his employment hereunder Executive holds stock options or warrants for shares of the Common Stock which are not then vested or exercisable, pay to Executive in a lump sum on or prior to the thirtieth day following the termination date of his employment an amount equal to the excess, if any, above the option price of each such option or warrant of the fair market value of the shares subject to such options or warrants (the "Cash Option Payment"). In the event that the Company is prohibited under applicable law or its financing agreements from making the Cash Option Payment to Executive at such time, it shall make payment only to the extent permitted by law or its financing agreements, provided that the Company shall remain liable for the unpaid balance and shall pay the same when legally permitted. For purposes of this subparagraph (i), "fair market value" shall mean the weighted average of the last sale prices of the Common Stock during the ten (10) trading days immediately preceding the termination date of his employment as quoted on the Automated Quotation System of the National Association of Securities Dealers (or any successor hereto or any national securities exchange upon which the Common Stock may then be traded);

                      (j) if during the two-year period following termination of his employment under this Agreement, Executive exercises his demand registration rights under Section 2.4(g) hereof in accordance with the provisions thereof, and the Company fails to cause the registration statement to become effective under the Securities Act within 120 days after the Company's obligation to file the same in accordance with the provisions of paragraph (a)(i)(B) of Exhibit C (provided that any delay is not caused directly or indirectly by any act or omission of Executive), and the price per share at which Executive is able to sell his shares of Common Stock in such offering is less than the fair market value (determined in accordance with subparagraph (k) of this Section 4.3) of a share of Common Stock on the date of his request for registration under Section 2.4(g) hereof in accordance with the provisions of Exhibit C, the Company shall pay to Executive an amount in cash equal to the difference between the fair market value per share as so determined and the net price per share of Common Stock in the offering for all shares sold by Executive in the offering. Notwithstanding the foregoing, the Company shall have the option to purchase all of such shares of Common Stock at any time prior to the effective date of the registration statement pursuant to which such shares are registered at the fair market value per share determined in accordance with subparagraph (k) of this
Section 4.3 and in accordance with the provisions of Article VI; and

                      (k) (i) in the event of Executive's death during a period of six (6) months from the termination date of Executive's employment hereunder, his estate (the "Estate"), his spouse at the date of his death and his children and trusts for the benefit of his spouse and children all as listed on Exhibit D hereto (collectively, the Estate, such spouse and the other persons and entities so listed being referred to herein as the "Designated Beneficiaries") shall have the option (the "Termination Put") to sell to the Company within 180 days of the date of Executive's death, subject to the terms and conditions of this subparagraph (k), the shares of Common Stock owned by such Designated Beneficiaries respectively on the date of Executive's death (or, in the case of the Estate, the shares of Common Stock owned by Executive at the date of his death or which may be acquired by the Estate upon exercise of outstanding options or warrants in accordance with Section 4.1(i) hereof). No Designated Beneficiary shall be entitled to the benefits of this subparagraph (k) unless such Designated Beneficiary (together with the other Designated Beneficiaries) at such time owns beneficially or of record at least 50,000 shares of the Common Stock and delivers to the Company a written undertaking in form and substance satisfactory to the Company agreeing to be bound by all of the terms and conditions hereof as though a party hereto.

                                (ii) The Termination Put may be exercised by any Designated Beneficiary by a notice in writing (the "Termination Put Notice") to the Company delivered no later than the date 180 days from and after Executive's death indicating the number of shares of the Common Stock to be repurchased. Within five (5) business days of receipt of the first such Termination Put Notice by the Company, the Company shall transmit by first class U.S. mail a copy thereof to each person or entity named as a Designated Beneficiary on Exhibit D hereto at the address set forth in Exhibit D for such person or entity. Such list may be amended by Executive by written notice to the Company from time to time, and as so amended, is referred to herein as the "Designated Beneficiaries List". The Company shall be entitled to rely on such Designated Beneficiaries List for all purposes of this subparagraph (k). Within fifteen (15) business days after the date of the Company's mailing, each Designated Beneficiary wishing to exercise its or his Termination Put rights, shall deliver to the Company its Termination Put Notice. Any two or more Designated Beneficiaries may join in a Termination Put Notice.

                                (iii) The price at which  such  shares of Common
         Stock shall be purchased by the Company from the Designated Beneficiaries who have given timely notice in accordance with the provisions hereof shall be the fair market value of the Common Stock as of the date of the Termination Put Notice first received by the Company from a Designated Beneficiary in connection with any one exercise of the Termination Put. For purposes of this subparagraph (k), the "fair market value" of the Common Stock shall be the weighted average of the last sale price of the Common Stock during the ten (10) trading days immediately preceding and the ten (10) trading days immediately following the date of such Termination Put Notice, as quoted on the Automated Quotation System of the National Association of Securities Dealers (or any successor thereto or any national securities exchange upon which the Common Stock may then be traded).

                                (iv) Each Termination Put Notice shall be accompanied by the certificates representing the shares of Common Stock covered by the Notice, which shall be endorsed to the order of the Company, signature guaranteed. Each Designated Beneficiary giving a Termination Put Notice shall represent and warrant that the shares of Common Stock to be sold by such Designated Beneficiary are, and shall transfer the same, free and clear of all liens, claims and encumbrances.

                                (v) Payment for all shares of Common Stock to be purchased by the Company pursuant to the Designated Beneficiaries' exercise of the Termination Put shall be made only from and up to the extent of the aggregate proceeds available for such purchase from up to $5,000,000 in key man insurance maintained by the Company as provided in this subparagraph (k), such amount to be pro rated among the Designated Beneficiaries that have delivered a timely Termination Put Notice in accordance with the number of shares offered for sale to the Company by each such Designated Beneficiary respectively.

                                (vi) The Company shall acquire key man life insurance on the life of the Executive in such amount as it believes will be reasonable to satisfy its obligations in the event the Termination Put is exercised, but in no event will the Company be obligated to acquire more than $5,000,000 in key man life insurance for this purpose or shall the Company be obligated to repurchase more shares of Common Stock from all Designated Beneficiaries than can be acquired at the price provided for herein from the aggregate amount of such proceeds.

Anything in this subparagraph (k) to the contrary notwithstanding, the Company's obligation hereunder to purchase any Common Stock pursuant to the exercise of the Termination Put shall be in compliance with, subject to and limited by the following:

                      (A) applicable federal and state securities laws and regulations;

                      (B) loan or financing agreements with banks or other lenders to which the Company is a party or by which the Company is bound and the Company's outstanding obligations under its stock option plans for franchisees and its obligation to maintain in effect a registration statement with respect to shares of Common Stock held by the trustee of the Company's Employee Stock Purchase Plan;

                      (C) applicable federal and state laws with respect to solvency, including, without limitation, state corporate law and/or any state law proscribing impairment of the Company's capital;

                      (D) the face amount of key man life insurance purchased by the Company pursuant to its obligation under this subparagraph (k).

The Company shall make payment in cash to the Designated Beneficiaries that have delivered to the Company a timely Termination Put Notice in accordance with the provisions hereof of their pro rata amounts for shares of Common Stock surrendered to the Company pursuant to the respective Termination Put Notices, except that if the Company is prohibited from purchasing such shares of Common Stock because payment would constitute a violation of federal law or state corporate or other law or its financing agreements or the other agreements referred to above, the Company shall make payment only to the extent permitted by law or its financing agreements or the other agreements referred to above; provided, however, that the Company shall remain liable for the unpaid balance and shall pay the same when legally permitted and shall purchase the maximum amount permissible under such laws or loan or financing agreements, but, in any event, subject to the limitations under paragraph (D) above. If the Company shall purchase less than all shares of Common Stock tendered by a Designated Beneficiary, the Company shall return the certificates representing the unbought shares to the respective Designated Beneficiary. In no event shall the Company be liable to any Designated Beneficiaries to repurchase shares of the Common Stock over and above the aggregate amount of the key man insurance maintained for this purpose. If upon exercise of the Termination Put on any one occasion as described above, any amount of proceeds of the key-man life insurance remain available for additional such purchases, any

Designated Beneficiary may give a Termination Put Notice as provided above within the 180-day period.

         4.4. Upon Termination by the Company Without Cause Following a Change of Control or by Executive for Good Reason Following a Change of Control or Pursuant to a Change of Control Resignation.

                      If following a Change of Control, Executive's employment is terminated by the Company Without Cause or by Executive for Good Reason or pursuant to a Change of Control Resignation, the Company shall:

                      (a) make the payments and provide to Executive the benefits under Section 4.3 other than under Section 4.3(f) hereof; and in addition

                      (b) pay to Executive a lump sum payment on or prior to the thirtieth day following the termination date of Executive's employment hereunder in an amount equal to the lesser of (i) 300% of the sum of Executive's aggregate total compensation under Sections 2.1 and 2.2(b) hereof for the fiscal year immediately prior to the fiscal year in which the Change of Control occurs, and
(ii) an amount, the present value of which (determined in the manner set forth herein) shall not exceed 299% of Executive's "Base Amount", as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder (the "Regulations"). Company and Executive agree that for purposes of making any present value calculation under this Agreement, the Applicable Federal Rate in effect on the date this Agreement is executed shall control as permitted by Q&A 32 of Treas. Reg. ss. 1.280G-1.

         4.5.         Certain Additional Payments by Company.

                      (a) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4.5 (a "Payment") would be subject to the excise tax imposed by Code Section 4999, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive, in addition to the Payment, a payment (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any federal or state income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive will have received the Gross-Up Payment in an amount equal to the Excise Tax imposed upon the Payment.

                      (b) Subject to the provisions of Section 4.5(c), all determinations required to be made under this subparagraph, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm retained by the Company as its auditor at the time such determinations are required (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from the Company that there has been a Payment, or such earlier time as is required by the Company. If at such time the Accounting Firm either is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, or is retained by the Company following a Change in Control, Executive may, in his sole discretion, appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 4.5, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. If Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

                      (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable, but in no event later than ten business days after Executive has been informed in writing of such claim, and shall apprise the Company of the nature of such claim and the date on which such claim is required to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such 30-day period that the Company desires to contest such claim, Executive shall:

                                (i) give the Company any information reasonably required by the Company relating to such claim,

                                (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, but not limited to, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                                (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                                (iv)  permit the Company to  participate  in any
         proceedings relation to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless for (A) any Excise Tax or federal or state income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses, and (B) any federal, state and local income tax imposed with respect to the payment of amounts pursuant to clause (A) above and this clause (B), based on the highest marginal income tax rate applicable to Executive for the tax year such payments are includible in his taxable income. Without limitation on the foregoing provisions of this Section 4.5(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis and shall indemnify and hold Executive harmless from (X) any Excise Tax or federal or state income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance, and (Y) any federal, state and local income tax imposed with respect to the payment of amounts pursuant to clause
         (X) above and this clause (Y), based on the highest marginal income tax rate applicable to Executive for the tax year such payments are includible in his taxable income; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues within respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                      (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 4.5(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of Section 4.5(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto) and, as and when received, an amount equal to any savings in federal and state income taxes realized by Executive by reason of the payment to the Company of such refunds and interest plus the amounts in this clause. If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 4.5(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                                    ARTICLE V

                              RESTRICTIVE COVENANTS

         5.1. Confidential Information and Materials. Executive hereby agrees and acknowledges that the following ideas, information and materials in written, oral, magnetic, photographic, optical or other form and whether now existing or developed or created during the period of Executive's employment or engagement with the Company (the "Confidential Information") are proprietary to the Company and are highly sensitive in nature:

                      (a) Hardware. Any and all ideas, concepts, know-how, techniques, structures, information and materials relating to the design, development, engineering, invention, patent, patent application, manufacture or improvement of any and all equipment, components, devices, techniques, processes or formulas (including, without limitation, mask works, semi-conductor chips, processors, memories, disc drives, tape heads, computer terminals, keyboards, storage devices, printers, and optical storage media) and any and all components, devices, techniques or circuitry incorporated in any of the above which is or are constructed, designed, improved, altered or used by the Company and which is or are not generally known to the public or within the industries in which the Company competes.

                      (b) Software. Any and all ideas, concepts, know-how, techniques, structures, information and materials relating to existing computer software or firmware products and computer software or firmware in various stages of research and development including without limitation source code, object and load modules, requirements specifications, design specifications, design notes, flow charts, coding sheets, annotations, documentation, technical and engineering data, laboratory studies, benchmark test results, and the structures, organization, designs, formulas and algorithms which reside in the software and which are not generally known to the public or within the industries or trades in which the Company competes.

                      (c) Business Procedures. Internal business procedures and business plans, including analytical methods and procedures, licensing techniques, manufacturing information and procedures such as formulations, processes and equipment, technical and engineering data, vendor names, other vendor information, purchasing information, financial information, service and operational manuals and documentation therefor, ideas for new products and services and other such information which relates to the way the Company conducts its business and which is not generally known to the public.

                      (d) Legal Rights. All patents, copyrights, trade secrets, trademarks and service marks, and the like.

                      (e) Marketing Plans and Customers Lists. Any and all customer and marketing information and materials, such as (i) strategic data, including marketing and development plans, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Company which have been or are being discussed; (ii) financial data, price and cost objectives, price lists, pricing policies and procedures, and estimating and quoting policies and procedures; and (iii) customer data, including customer lists, names of existing, past or prospective customers and their representatives, data about or provided by prospective, existing or past customers, customer service information and materials, data about the terms, conditions and expiration dates of existing contracts with customers and the type, quantity and specifications of products and services purchased, leased or licensed by customers of the Company.

                      (f) Not Generally Known. Any and all information not generally known to the public or within the industries or trades in which the Company competes.

         5.2. General Knowledge. The general skills and experience gained by Executive during Executive's employment or engagement by the Company, and information publicly available or generally known within the industries or trades in which the Company competes, is not considered Confidential Information. Following the Non-Competition Period (as defined in Section 5.9), Executive is not restricted from working with a person or entity which has independently developed information or materials similar to the Confidential Information, but in such a circumstance, Executive agrees not to disclose the fact that any similarity exists between the Confidential Information and the independently developed information and materials, and Executive understands that such similarity does not excuse Executive from the non-disclosure and other obligations in this Agreement.

         5.3. Executive Obligations as to Confidential Information and Materials. During Executive's employment or engagement by the Company, Executive will have access to the Confidential Information and will occupy a position of trust and confidence with respect to the Confidential Information and the Company's affairs and business. Executive agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential
Information:

                      (a) Non-Disclosure. During and after Executive's Employment or engagement by the Company, Executive will not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the performance of Executive's duties with the Company. Executive understands that Executive is not allowed to sell, license, market or otherwise exploit any products or services (including software or firmware in any form) which embody in whole or in part any Confidential Information.

                      (b) Prevent Disclosure. Executive will take all reasonable
precautions   to  prevent   disclosure  of  the   Confidential   Information  to
unauthorized persons or entities.

                      (c) Abide by the Company's Restrictions. Executive will treat as confidential and proprietary any information or materials from outside the Company which the Company is obligated to treat as confidential or proprietary, in accordance with the Company's reasonable instructions to Executive.

                      (d) Return All Materials. Upon termination of Executive's employment or engagement by the Company for any reason whatsoever, Executive will deliver to the Company all tangible materials embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine-readable media and equipment which in any way relate to the Confidential Information. Of course, Executive agrees not to retain any copies of any of the above materials.

         5.4. Inform Subsequent Employers. Executive covenants and agrees that, for a period of 24 months following termination of the Non-Competition Period, prior to accepting subsequent employment with an employer engaged in substantially the same line of work as the Company, Executive shall: (a) inform any such subsequent employer in writing that this Agreement exists; and (b) provide the Company with a copy of such writing.

         5.5. Ideas and Inventions. Executive agrees to assign to the Company all of Executive's right, title and interest in or to any and all ideas, concepts, know-how, techniques, processes, inventions, discoveries, developments, works of authorship, innovations and improvements ("Inventions") conceived or made by Executive, whether alone or with others, whether patentable or not, except those that the Executive developed entirely on Executive's own time without using the Company's equipment, supplies, facilities, or trade secret information and which neither (1) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company nor (2) result from any work performed by the Executive for the Company. Executive agrees to disclose all Inventions to the Company promptly, and to provide all assistance reasonably requested by the Company in the preservation of its interests in the Inventions (such as by executing documents, testifying, etc.), such assistance to be provided at the Company's expense but without any additional compensation to Executive.

         5.6. Inventions and Patents. Executive agrees that from this date until Executive leaves the Company's employment, Executive shall keep the Company informed of any Inventions made by Executive, in whole or in part, or conceived by Executive, alone or with others, which result from any work Executive may do for, or at the request of, the Company, or which relate to the Company's activities, investigations, or obligations.

                      (a) Assertion of Rights. Executive shall, at the expense of the Company, assist the Company or its nominees to obtain patents for such Inventions in any countries throughout the world. Such Inventions shall be the property of the Company or its nominees, whether patented or not. Executive shall and does, without charge to the Company, assign to the Company, all of Executive's right, title, and interest in and to such Inventions, including patents and patent applications and reissues thereof. Executive agrees to execute, acknowledge, and deliver any instruments confirming the complete ownership by the Company of such Inventions. Such assignments shall include the right to sue for infringement.

                      (b) Reserved Inventions. Descriptions of all ideas, concepts, know-how, techniques, processes, inventions, discoveries, developments, innovations and improvements which Executive made, conceived or acquired prior to Executive's employment by the Company and all patents and patent applications relating thereto (collectively referred to as "Executive's Rights") are attached hereto in Exhibit E, and Executive's Rights shall be excluded from this Agreement. Executive represents that the absence of any Executive's Rights in Exhibit E shall indicate that Executive owns no such Executive's Rights at the time of signing this Agreement.

         5.7. Copyrights. Executive agrees that any work prepared by Executive during the course of Executive's employment or engagement hereunder which is eligible for United States copy right protection or protection under the Universal Copyright Convention, the Berne Copyright Convention and/or the Buenos Aires Copyright Convention shall be a work made for hire. In the event any such work is deemed not to be a work made for hire, Executive hereby assigns all right, title and interest in and to the copyright in such work to the Company, and agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of its copyright in such work, such assistance to be provided at the Company's expense but without any additional compensation to Executive.

         5.8. Conflicting Obligations and Rights. Executive agrees to inform the Company in writing of any apparent conflict between Executive's work for the Company and (i) any obligations Executive may have to preserve the confidentiality of another's proprietary information or materials, or (ii) any rights Executive claims to any patents, copyrights, trade secrets, or other inventions, ideas or similar rights, before performing that work. Otherwise, the Company may conclude that no such conflict exists and Executive agrees thereafter to make no such claim against the Company. The Company shall receive such disclosures in confidence. All such existing obligations and claims of Executive, if any, as of the date of this Agreement are listed on Exhibit F attached hereto.

         5.9. Non-Competition.

                      (a) Non-competition. By execution of this Agreement, Executive agrees that during his employment with the Company and for a period of 24 months following the date of expiration or termination of his employment hereunder (the "Non-Competition Period") for any reason (whether such termination shall be voluntary or involuntary), Executive will not, within the United States (in which territory Executive acknowledges that the Company has sold or marketed its products or services and conducted its Business, as defined in Section 5.9(d) as of the date hereof), directly or indirectly, compete with the Company by carrying on a business that is substantially similar to the Business. Executive agrees that the two (2) year period referred to in the preceding sentence shall be extended by the number of days included in any period of time during which he is or was engaged in activities constituting a breach of this Section 5.9.

                      (b)  Definition  of  "Compete".  For the  purposes of this
Section 5.9, the term "compete" shall mean with respect to the Business: (i) managing, supervising, or otherwise participating in a management or sales capacity; (ii) calling on, soliciting, taking away, accepting as a client or customer, or attempting to call on, solicit, take away, or accept as a client or customer, any individual partnership, corporation, company, association, or other entity that was a client or customer of the Company as of immediately prior to the date hereof; (iii) hiring, soliciting, taking away, or attempting to hire, solicit, or take away, either on Executive's behalf or on behalf of any other person or entity, any person serving immediately prior to the date hereof or during the term hereof as an employee in connection with the Business; or
(iv) entering into or attempting to enter into any business substantially similar to the Business, either alone or with any individual, partnership, corporation, company, association, or other entity.

                      (c) Direct or Indirect Competition. For the purposes of this Section 5.9, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, member, independent contractor, or employee of any entity or enterprise that is competing (as defined in Section 5.9(b) hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, member, creditor, or stockholder (except as a stockholder holding less than a one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company or any entity having title to the goodwill of the Company with respect to the Business.

                      (d) Business. For purposes of this Agreement, the term "Business" shall mean the delivery of systems integration services and master distribution of information technology products and services, as conducted by the Company immediately prior to the date hereof and/or developed during the term of this Agreement.

                      (e) Executive expressly agrees and acknowledges that:

                                (i) it will require at least 24 months for the Company to locate, hire and train an appropriate individual to perform the functions and duties that Executive is performing hereunder;

                                (ii)  the   Company   has   protected   business
         interests throughout the United States and that competition with and against such business interests would be harmful to the Company;

                                (iii) this covenant not to compete is reasonable as to time and geographical area and does not place any unreasonable burden upon him;

                                (iv) the general public will not be harmed as a result of enforcement of this covenant not to compete;

                                (v) his personal legal counsel has reviewed this covenant not to compete; and

                                (vi) he  understands  and hereby  agrees to each
         and  every  term  and   condition  of  this  covenant  not  to  compete
         (including, without limitation, the provisions of Section 5.11).

         5.10. Non-Disparagement. During the term of this Agreement and the Non-Competition Period, neither Executive nor the Company shall disparage the other, and neither shall disclose to any third party the conditions of Executive's employment with the Company except as may be required (i) pursuant to applicable law or regulations, including the rules and regulations of the Securities and Exchange Commission, (ii) to effectuate the provisions of employee plans or programs and insurance policies, or (iii) as may be otherwise contemplated herein or unless such information becomes publicly available without fault of the party making such disclosure.

         5.11. Remedies. Executive expressly agrees and acknowledges that the covenants set forth in Sections 5.1 through 5.10 are necessary for the protection of the interests of the Company and its affiliates because of the nature and scope of their business and his position with the Company. Further, Executive acknowledges that any breach of such covenants would result in irreparable damage to the Company, and that money damages will not sufficiently compensate the Company for its injury caused thereby, and that the remedy at law for any breach or threatened breach of any of such covenants will be inadequate and, accordingly agrees, that the Company shall, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance and that in addition to such money damages he may be restrained and enjoined from any continuing breach of this covenant not to compete without any bond or other security being required of any court. Executive further acknowledges and agrees that if such covenants, or any of them, are deemed to be unenforceable and/or the Executive fails to comply with this Article V, the Company has no obligation to provide any compensation or other benefits described in Article IV hereof. The remedies set forth in this
Section 5.11 shall be included in any award in favor of the Company under Exhibit H hereto.

         5.12. Consulting Agreement. Effective upon expiration or termination of Executive's employment hereunder for any reason other than death or Total Disability (if such Total Disability continues in effect), the Company may request at its option that Executive enter into a consulting agreement substantially in the form annexed as Exhibit G hereto, which incorporates by reference therein the provisions of Sections 5.1 through 5.11 hereof (the "Consulting Agreement"), for a period of two years from the date of expiration or termination and Executive agrees to enter into such Consulting Agreement effective as of the date of expiration or termination of his employment hereunder. Exhibit G is incorporated as a part hereof. The Company agrees to provide the following benefits to Executive thereunder: (i) the Company shall pay to Executive (A) in semi-monthly installments supplementary severance and consulting compensation at a rate equal to Executive's Base Salary in effect immediately prior to expiration or termination of his employment under this Agreement and (B) the Annual Fixed Cash Bonus, and (ii) the Company shall continue to provide to Executive health and disability insurance coverage substantially of the type provided by the Company and in effect immediately prior to termination of his employment under this Agreement, provided that, such health and disability benefits will only be provided to the extent not duplicative of benefits the Company is otherwise required to provide Executive pursuant to Article IV of this Agreement.

         5.13. Scope of Article. For purposes of this Article V, unless the context otherwise requires, the term "Company" includes MicroAge, Inc., its direct and indirect subsidiaries, and its affiliates.

                                   ARTICLE VI

                        COMPANY'S RIGHT OF FIRST REFUSAL

         6.1. The Company's  Right of First Refusal.  Other than as permitted in
Section 6.2, in the event that Executive (or any Designated Beneficiary) desires to sell or transfer any shares of Common Stock, whether or not pursuant to exercise of the registration rights under Section 2.4(g), in any transaction during the period that commences on the expiration date hereof or other termination date of Executive's employment hereunder and which ends twenty-four
(24) months after such termination date or expiration date, Executive (or any of his Designated Beneficiaries, as the case may be) shall first deliver a notice in writing (the "Notice") to the Company which shall specify (i) the number of shares of Common Stock which the Executive or such Designated Beneficiary desires to sell or transfer, the name(s) of the proposed purchasers or transferees (except in the case of a request for registration pursuant to Section 2.4(g)), (ii) the price per share (the "Transfer Price") at which the Executive or such Designated Beneficiary proposes to sell or transfer the shares to a third party pursuant to a bona fide offer, (iii) whether such price represents a control premium price ("Control Premium Price") and (iv) the other material terms upon which such sale or transfer is proposed to be made. The Company shall have the right to purchase all (but not less than all) of such shares at the fair market value thereof (determined as provided in Section 4.3(k) hereof) on the date of Executive's (or the Designated Beneficiary's) Notice hereunder; provided, however, that if the Transfer Price represents a Control Premium Price, the Company shall, if it wishes to exercise its right of first refusal hereunder, have the right to purchase the shares at the Control Premium Price. In the event that the shares are to be sold in a registered offering pursuant to a demand for registration under Section 2.4(g), the Company's right of first refusal may be exercised at any time prior to the effective date of the registration statement under which the shares are to be registered. Unless the Notice is given in conjunction with the exercise of registration rights hereunder, the Company shall, by written notice given by the Company to Executive or Designated Beneficiary within ten (10) business days after receipt of the Notice, indicate its intention to purchase the shares specified in the Notice, for cash at the fair market value per share as provided above or at the Control Premium Price, as the case may be. Within 30 calendar days after written notice of exercise by the Company, the Company shall provide the Executive with evidence reasonably satisfactory to Executive of its ability to finance the purchase of the shares (by a written commitment letter subject only to customary representations, diligence and documentation, letter of credit or otherwise). If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Common Stock with respect to which such right has been exercised will take place within 60 calendar days after the Company gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of the right of first refusal, the Company and the Executive or Designated Beneficiary shall each be legally obligated to consummate the purchase contemplated thereby and the Company shall use its best efforts to secure any approvals required in connection therewith. If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, Executive or Designated Beneficiary shall be free to sell the Common Stock at the Transfer Price specified in the Notice on terms no less favorable to Executive or the Designated Beneficiary than the terms specified in the Notice. In the event Executive or the Designated Beneficiary does not sell the Common Stock specified in the Notice within 180 days after the date of the Notice, Executive or the Designated Beneficiary shall not thereafter sell such Common Stock without first offering the Common Stock to the Company pursuant to this Article VI. The Company's right of first refusal with respect to the Executive's and the Designated Beneficiaries' shares of Common Stock shall terminate if Executive and his Designated Beneficiaries own beneficially and/or record less than an aggregate 50,000 shares of the Common Stock. In any twelve month period during the term of the Company's right of first refusal, Executive may, without regard to the Company's right of first refusal in this Article VI, sell or transfer up to an aggregate 25,000 shares of Common Stock pursuant to a transaction in compliance with Rule 144, provided that Executive gives prior or contemporaneous notice to the Company in writing of such sale or disposition.

         6.2. Exceptions. Nothing in Section 6.1 shall preclude Executive from pledging his shares of Common Stock to a financial institution pursuant to the terms of a bona fide pledge or from transferring shares of the Common Stock by way of gift to his spouse and/or children or trusts for their benefit, provided that such pledgee or donee delivers to the Company a written undertaking in form and substance satisfactory to the Company agreeing to the terms and conditions of this Agreement as though a party hereto, and the transfer is made subject thereto.
                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                      (a) "Accounting Firm" - as defined in Section 4.5(b);

                      (b) "Accrued Base Salary" - as defined in Section 4.1(a);

                      (c) "Accrued Benefits" - as defined in Section 4.1(d);

                      (d)  "Accrued  Annual  Bonus  Payments"  - as  defined  in
Section 4.2(e);

                      (e)  "Accrued  Reimbursable  Expenses"  -  as  defined  in
Section 4.1(c);

                      (f) "Accrued Vacation Payment" - as defined in Section 4.1(b);

                      (g) "Adjusted Previously Accrued Vacation" - as defined in
Section 4.1(b).

                      (h) "Annual Fixed Cash Bonus" - as defined in Section 2.2(a);

                      (i)  "Annual  Incentive  Bonus" - as  defined  in  Section
2.2(b);

                      (j) "Base Amount" - as defined in Section 4.4(b);

                      (k) "Base Salary" - as defined in Section 2.1;

                      (l) "Board" - as defined in Section 1.2;

                      (m)   "beneficial   ownership"   as   defined  in  Section
7.1(p)(ii);

                      (n) "Cash Option Payment" as defined in Section 4.3(i);

                      (o) "Cause" shall mean the occurrence of any of the following:

                                (i) Executive's gross and willful misconduct which is injurious to the Company;

                                (ii) Executive's engaging in fraudulent conduct with respect to the Company's business or in conduct of a criminal nature that may have an adverse impact on the Company's standing and reputation;

                                (iii) the continued and unjustified failure or refusal by Executive to perform the duties required of him by this Agreement which failure or refusal shall not be cured within fifteen
         (15) days following (A) receipt by Executive of written notice from the Board specifying the factors or events constituting such failure or refusal, and (B) a reasonable opportunity for Executive to correct such deficiencies;

                                (iv) Executive's use of drugs and/or alcohol in violation of then current Company policy; or

                                (v)  Executive's  breach  of  his  duties  under
         Section 1.2(c) hereof which shall not be cured within fifteen (15) days after written notice thereof to Executive.

                      (p) "Change of Control" shall mean and shall be deemed to have occurred if:

                                (i) After the date of this Agreement, any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision thereto) directly or indirectly of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at an election of directors; provided, however, that, for purposes of this subparagraph, "person" shall exclude the Company, its subsidiaries, any person acquiring such securities directly from the Company, any employee benefit plan sponsored by the Company or from Executive or any stockholder owning 15% or more of the combined voting power of the Company's outstanding securities as of the date of this Agreement; or

                                (ii) Any stockholder of the Company owning 15% or more of the combined voting power of the Company's outstanding securities as of the date of this Agreement shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company (other than through the acquisition of securities directly from the Company or from Executive) representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at an election of directors; or

                                (iii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 80% of the Board; provided, however, that any person becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 80% of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision thereto) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                                (iv) Approval by the stockholders of the Company and consummation of (A) a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company, in each case, with or to a corporation or other person or entity of which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 60% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged, consolidated or purchasing corporation (or, in the case of a non-corporate person or entity, functionally equivalent voting power) and 80% of the members of the Board of which corporation (or functional equivalent in the case of a non-corporate person or entity) were not members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger consolidation or sale, or (B) a liquidation or dissolution of the Company.

                      (q)  "Change  of  Control  Resignation"  - as  defined  in
Section 3.2(b).

                      (r) "Code" - as defined in Section 4.4(b).

                      (s) "Common Stock" - as defined in Section 1.2(b).

                      (t)  "Confidential  Information"  - as  defined in Section
5.1.

                      (u) "Consulting Agreement" - as defined in Section 5.13.

                      (v) "Continued Benefits" - as defined in Section 4.3(g).

                      (w) "Control Premium Price" - as defined in Section 6.1.

                      (x) "Designated Beneficiaries" - as defined in Section 4.3(k)(i).

                      (y)  "Designated  Beneficiaries  List"  -  as  defined  in
Section 4.3(k)(ii).

                      (z) "Estate" - as defined in Section 4.3(k).

                      (aa) "Excise Tax" - as defined in Section 4.5(a).

                      (bb) "expiration" shall mean the expiration of Executive's employment hereunder in accordance with Section 1.3.

                      (cc) "fair market value" - as defined in Section 4.3(i) or 4.3(k), as the case may be.

                      (dd) "Good Reason" shall mean the occurrence of any of the following:

                                (i) The Company's failure to elect or reelect or to appoint or reappoint Executive to offices, titles or positions carrying comparable authority, responsibilities, dignity and importance to that of Executive's offices and positions as of November 4, 1996 (provided that notwithstanding Executive's present title as Chairman, failure of Executive to be elected or reelected as a director of the Company shall not constitute "Good Reason"), or in the case of a Change in Control, involving duties of a scope comparable to those of Executive's most significant offices or positions held at any time during the 90-day period immediately preceding the date such Change in Control occurs, or failure by the Company to use its best efforts to nominate Executive for election as a director or to use all reasonable efforts to cause him to be elected as a director;

                                (ii) Material change by the Company in Executive's function, duties or responsibilities (including reporting responsibilities) which would cause Executive's position with the Company to become of less dignity, responsibility and importance than those associated with his functions, duties or responsibilities as of November 4, 1996, or in the case of a Change in Control, involving duties of a scope less than that associated with Executive's most significant position with the Company during the 90-day period immediately preceding the date such Change in Control occurs;

                                (iii) Executive's Base Salary is reduced by the Company (unless such reduction is pursuant to a salary reduction program as described in Section 2.1 hereof) or there is a material reduction in the benefits that are in effect for the Executive on November 4, 1996 in accordance with Section 2.4 (unless such reduction is pursuant to a uniform reduction in benefits for all Senior Executives);

                                (iv) Except with Executive's prior written consent, relocation of Executive's principal place of employment to a location outside of Maricopa County, Arizona, or requiring Executive to travel on the Company's business more than is required by Section 1.4 hereof;

                                (v) The failure by the Company to obtain the assumption by operation of law or otherwise of this Agreement by any entity which is the surviving entity in any merger or other form of corporate reorganization involving the Company or by any entity which acquires all or substantially all of the Company's assets; or

                                (vi) Other material breach of this Agreement by the Company, which breach is not cured within fifteen (15) days after written notice thereof is received by the Company.

                      (ee) "Gross-Up Payment" as defined in Section 4.5(a).

                      (ff) "Incumbent Board" as defined in Section 7.1(o)(iii).

                      (gg) "1996 Executive Bonus Plan" - as defined in Section 2.2.

                      (hh) "Non-Competition Period" - as defined in Section 5.9(a).

                      (ii) "Notice" - as defined in Section 6.1.

                      (jj) "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Each Notice of Termination shall be delivered at least thirty (30) days prior to the effective date of termination.

                      (kk) "Payment" - as defined in Section 4.5(a).

                      (ll) "Previously Accrued Vacation" - as defined in Section 2.4(f).

                      (mm) "Proprietary Information" - as defined in Section 5.1(b);

                      (nn) "Regulations" - as defined in Section 4.5(b).

                      (oo) "Retirement" shall mean normal retirement at age 65 or in accordance with the provisions of the SERP or following ten years of service as defined in any other retirement plan established with Executive's consent with respect to Executive.

                      (pp) "Securities Act" - as defined in Section 2.4(g);

                      (qq) "Senior Executives" shall mean the chief executive officer and the four most highly compensated executive officers of the Company determined in accordance with the rules and regulations of the Securities and Exchange Commission under the Exchange Act.

                      (rr) "SERP" - as defined in Section 2.4(a)(i);

                      (ss)   "termination"   shall  mean  the   termination   of
Executive's employment hereunder other than upon expiration of the term of such employment in accordance with Section 1.3.

                      (tt) "Termination Put" - as defined in Section 4.3(k)(i).

                      (uu) "Termination Put Notice" as defined in Section 4.3(k)(ii).

                      (vv) "Total Disability" shall mean Executive's failure substantially to perform his duties hereunder on a full-time basis for a period exceeding 180 consecutive days or for periods aggregating more than 180 days during any twelve-month period as a result of incapacity due to physical or mental illness. If there is a dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such dispute shall be submitted for resolution to a licensed physician agreed upon by the Board and Executive, or if an agreement cannot be promptly reached, the Board and Executive shall promptly select a physician, and if these physicians cannot agree, the physicians shall promptly select a third physician whose decision shall be binding on all parties. If such a dispute arises, Executive shall submit to such examinations and shall provide such information as such physicians may request, and the determination of the physicians as to Executive's physical or mental condition shall be binding and conclusive. Notwithstanding the foregoing, if Executive participates in any group disability plan provided by the Company which offers long-term disability benefits, "Total Disability" shall mean total disability as defined therein.

                      (ww) "Transfer Price" - as defined in Section 6.1.

                      (xx) "Underpayment" - as defined in Section 4.5(b).

         7.2. Key Man Insurance. The Company shall have the right, in its sole discretion, to purchase "key man" insurance on the life of Executive in addition to the key man insurance acquired pursuant to Section 4.3(k) hereof. The Company shall be the owner and beneficiary of any such policy. If the Company elects to purchase such a policy, Executive shall take such physical examinations and supply such information as may be reasonably requested by the insurer.

         7.3. Mitigation of Damages; No Set-Off; Dispute Resolution. (a) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer after the date of termination of his employment hereunder or otherwise. The Company's obligation to make the payments provided for in this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim or action which the Company may have against Executive.

                      (b) If there shall be any dispute between the Company and Executive (i) in the event of any termination of Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by Executive, whether Good Reason existed, or (iii) otherwise arising out of this Agreement, the dispute shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit H hereto, the provisions of which are incorporated as a part hereof, and the parties hereto hereby agree that such dispute resolution procedures shall be the exclusive method for resolution of disputes under this Agreement; provided, however, that (1) either party may seek preliminary judicial relief if, in its judgment, such action is necessary to avoid irreparable injury during the pendency of such procedures, and (2) nothing in Exhibit H shall prevent either party from exercising the rights of termination set forth in this Agreement. In the event of a dispute hereunder as to whether a termination by the Company was for Cause or by the Executive for Good Reason, until there is a resolution and award as provided in Exhibit H, the Company shall pay all amounts, and provide all benefits, to Executive and/or Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide hereunder as though such termination were by the Company without Cause or by Executive for Good Reason and shall pay the reasonable legal fees and expenses of counsel for Executive in connection with such dispute resolution; provided, however, that the Company shall not be required to pay any disputed amounts or any legal fees and expenses pursuant to this subparagraph (b) except upon receipt of a written undertaking by or on behalf of Executive (and/or Executive's family or other beneficiaries, as the case may be) to repay, without interest or penalty, as soon as practicable after completion of the dispute resolution (A) all such amounts to which Executive (or Executive's family or other beneficiaries, as the case may be) is ultimately adjudged not be entitled with respect to the payment of such disputed amount(s) and (B) in addition, in the case of legal fees and expenses, a proportionate amount of legal fees and expenses attributable to any of Executive's claim(s) (or any of Executive's defenses or counter-claims(s)), if any, which shall have been found by the dispute resolver to have been frivolous or without merit. IT IS EXPRESSLY UNDERSTOOD THAT BY SIGNING THIS AGREEMENT, WHICH INCORPORATES BINDING ARBITRATION, THE COMPANY AND EXECUTIVE AGREE, EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN SECTION 5.11 AND THIS SECTION 7.3(b), TO WAIVE COURT OR JURY TRIAL AND TO WAIVE PUNITIVE, STATUTORY, CONSEQUENTIAL AND ANY DAMAGES OTHER THAN COMPENSATORY DAMAGES.

         7.4. Successors; Binding Agreement. This Agreement shall be binding upon any successor to the Company and shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

         7.5. Modification; No Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other term or condition.

         7.6. Severability. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, shall not affect the validity or enforceability of any other covenant or agreement contained herein. If, in any judicial proceeding, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such duration or scope shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

         7.7. Notices. All the notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the parties hereto at the following addresses:

                                If to the Company, to it at:

                                MicroAge, Inc.
                                2400 South MicroAge Way
                                Tempe, Arizona  85282-1896
                                ATTN:  Board of Directors

                                With a copy to:

                                Matthew P. Feeney
                                Snell & Wilmer, L.L.P.
                                One Arizona Center
                                Phoenix, Arizona  85004-0001

                                If Executive, to him at:

                                Jeffrey D. McKeever
                                5660 North Saquaro Road
                                Paradise Valley, Arizona  85253

         7.8. Assignment. This Agreement and any rights hereunder shall not be assignable by either party without the prior written consent of the other party except as otherwise specifically provided for herein or in the Exhibits that are incorporated as a part hereof.

         7.9. Entire Understanding. This Agreement (together with the Exhibits incorporated as a part hereof) constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

         7.10. Executive's Representations. Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

         7.11. Liability of Company with Respect to Insurance Policies. Executive has selected the insurer and policy referred to in Section 2.4(a)(ii) hereof, and the Company shall not have any liability to Executive (or his beneficiaries) should the insurance company which issues the policy referred to therein fail or refuse to pay (whether voluntarily or by reason of any order, injunction or otherwise) thereunder or if any rights or elections otherwise available to Executive thereunder are restricted or eliminated.

         7.12. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and wholly performed within such state.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                           Company:

                                           MICROAGE, INC.

                                           By:/s/Jeffrey D. McKeever
                                              ----------------------------------
                                           Name:Jeffrey D. McKeever
                                                --------------------------------
                                           Title:Chairman and CEO
                                                 -------------------------------

                                           Executive:


                                           /s/Jeffrey D. McKeever
                                           -------------------------------------

                                           -------------------------------------

                                    EXHIBIT A
                                    ---------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

                                    EXHIBIT B
                                    ---------

                        SPLIT DOLLAR INSURANCE AGREEMENT
                        --------------------------------

                                    EXHIBIT C
                                    ---------

                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------

                                    EXHIBIT D
                                    ---------

                        LIST OF DESIGNATED BENEFICIARIES
                        --------------------------------

                                    EXHIBIT E
                                    ---------

                               EXECUTIVE'S RIGHTS
                               ------------------

                                      None

                                    EXHIBIT F
                                    ---------

                   EXECUTIVE'S EXISTING OBLIGATIONS AND CLAIMS
                   -------------------------------------------

                                      None

                                    EXHIBIT G
                                    ---------

                              CONSULTING AGREEMENT
                              --------------------

                                    EXHIBIT H
                                    ---------

                          DISPUTE RESOLUTION PROCEDURES
                          -----------------------------


         A. If a  controversy  should  arise  which is covered by Section 7.3 of
Article VII, then not later than twelve (12) months from the date of the event which is the subject of dispute either party may serve on the other a written notice specifying the existence of such controversy and setting forth in reasonably specific detail the grounds thereof ("Notice of Controversy"); provided that, in any event, the other party shall have at least thirty (30) days from and after the date of the Notice of Controversy to serve a written notice of any counterclaim ("Notice of Counterclaim"). The Notice of Counterclaim shall specify the claim or claims in reasonably specific detail. If the Notice of Controversy or the Notice of Counterclaim, as the case may be, is not served within the applicable period, the claim set forth therein will be deemed to have been waived, abandoned and rendered unenforceable.

         B. Following receipt of the Notice of Controversy (or the Notice of Counterclaim, as the case may be), there shall be a three week period during which the parties will make a good faith effort to resolve the dispute through negotiation ("Period of Negotiation"). Neither party shall take any action during the Period of Negotiation to initiate arbitration proceedings.

         C. If the parties should agree during the Period of Negotiation to mediate the dispute, then the Period of Negotiation shall be extended by an amount of time to be agreed upon by the parties to permit such mediation. In no event, however, may the Period of Negotiation be extended by more than five weeks or, stated differently, in no event may the Period of Negotiation be extended to encompass more than a total of eight weeks.

         D. If the parties agree to mediate the dispute but are thereafter unable to agree within a week on the format and procedures for the mediation, then the effort to mediate shall cease, and the Period of Negotiation shall terminate four weeks from the Notice of Controversy (or the Notice of Counterclaim, as the case may be).

         E. Following the termination of the Period of Negotiation, the dispute (including the main claim and counterclaim, if any) shall be settled by arbitration, governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq. ("FAA"), and judgment upon the award may be entered in any court having jurisdiction thereof. The format and procedures of the arbitration are set forth below (referred to below as the "Arbitration Agreement").

         F. A notice of intention to arbitrate ("Notice of Arbitration") shall be served within 45 days of the termination of the Period of Negotiation. If the Notice of Arbitration is not served within this period, the claim set forth in the Notice of Controversy (or the Notice of Counterclaim, as the case may be) will be deemed to have been waived, abandoned and rendered unenforceable.

         G. The arbitration, including the Notice of Arbitration, will be governed by the Commercial Rules of the American Arbitration Association ("AAA") in effect on the date of the Notice of Arbitration, except that the terms of this Arbitration Agreement shall control in the event of any difference or conflict between such Rules and the terms of this Arbitration Agreement.

         H. The arbitrator shall reach a decision on the merits on the basis of applicable legal principles as embodied in the law of the State of Arizona. The arbitration hearing shall take place in Phoenix, Arizona.

         I. There shall be one arbitrator, regardless of the amount in controversy. The arbitrator selected, in order to be eligible to serve, shall be a lawyer in Phoenix, Arizona with at least fifteen (15) years specializing in either general commercial litigation or general corporate and commercial matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA shall appoint the arbitrator who shall meet the foregoing criteria.

         J. At the time of appointment and as a condition thereto, the arbitrator will be apprised of the time limitations and other provisions of this Arbitration Agreement and shall indicate such dispute resolver's agreement to the Tribunal Administrator to comply with such provisions and time limitations.

         K. During the 30-day period following appointment of the arbitrator, either party may serve on the other a request for limited numbers of documents directly related to the dispute. Such documents will be produced within seven days of the request.

         L. Following the thirty-day period of document production, there will be a forty-five day period during which limited depositions will be permissible. Neither party will take more than five depositions, and no deposition will exceed three hours of direct testimony.

         M. Disputes as to discovery or prehearing matters of a procedural nature shall be promptly submitted to the arbitrator pursuant to telephone conference call or otherwise. The arbitrator shall make every effort to render a ruling on such interim matters at the time of the hearing (or conference call) or within five business days thereafter.

         N. Following the period of depositions, the arbitration hearing shall promptly commence. The arbitrator will make every effort to commence the hearing within thirty days of the conclusion of the deposition period and, in addition, will make every effort to conduct the hearing on consecutive business days to conclusion.

         O. An award will be rendered, at the latest, within nine months of the date of the Notice of Arbitration and within thirty days of the close of the arbitration hearing. The award shall set forth the grounds for the decision (findings of fact and conclusions of law) in reasonably specific detail and shall also specify whether any claim (or defense or counter-claim) of Executive is found to be frivolous or without merit and what proportion, if any, of his legal fees and expenses which have been paid by the Company Executive shall be required to repay to the Company in accordance with Section 7.3(b). The award shall be final and nonappealable except as provided in the FAA and except that a court of competent jurisdiction shall have the power to review whether, as a matter of law, based upon the findings of fact by the arbitrator, the award should be confirmed or should be modified or vacated in order to correct any errors of law made by the arbitrator. Such judicial review shall be limited to issues of law, and the parties agree that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated.

         The award may only be made for compensatory damages, and if any other damages (whether exemplary, punitive, consequential, statutory or other) are included, the award shall be vacated and remanded, or modified or corrected, as appropriate to promote this damage limitation; provided, however, that an award in favor of the Company shall include the relief set forth in Section 5.11.
                                       41